UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2008

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 16, 2008, Hovnanian Enterprises, Inc. (the “Company”), K. Hovnanian Enterprises, Inc. (“K. Hovnanian”) and certain subsidiaries of the Company entered into Amendment No. 1 (the “Amendment”) to the Seventh Amended and Restated Credit Agreement (as amended, the “Amended Credit Agreement”) with a group of lenders. The Amendment will become effective upon the consummation of the Notes Offering described in Item 8.01 below and the satisfaction of other customary closing conditions. The Amendment decreases the aggregate amount of commitments under the Seventh Amended and Restated Credit Agreement from $900 million to $300 million. The maturity date of the facility remains May 31, 2011. Until July 31, 2008, the full amount under the Amended Credit Agreement will be available for the issuance of letters of credit and up to $25 million under the Amended Credit Agreement will be available for revolving loans. After July 31, 2008, availability under the Amended Credit Agreement will equal the lesser of $300 million and the amount available pursuant to the borrowing base and the sub-limit for revolving loans will be increased to $100 million.

Borrowings under the Amended Credit Agreement will bear interest at a rate equal, at the Company’s option, to (1) one, two, three or six month LIBOR, plus 4.50%, (2) a base rate equal to the greater of PNC Bank, National Association’s prime rate and the federal funds effective rate plus 0.50%, plus 2.75% and (3) an index rate based on daily LIBOR, plus 4.625%. In addition to paying interest on outstanding principal under the revolving facility, the Company will be required to pay an unused fee equal to 0.55% per annum on the daily average unused portion of the revolving facility. The Company will also pay a letter of credit fee of 4.50% per annum on the average outstanding face amount of letters of credit issued under the revolving facility. Notwithstanding the foregoing, the interest rate and fees payable under the revolving facility may not be less than the applicable interest rates and fees that would have been payable pursuant to the revolving facility that was in effect prior to March 7, 2008, the date the entered into the Seventh Amended and Restated Credit Agreement.

The Amended Credit Agreement has terms that are similar to the terms of the facility it replaced, including customary covenants that restrict the Company and certain of its subsidiaries’ ability to incur additional indebtedness, create liens, pay dividends and distributions on and redeem capital stock, make other restricted payments, make investments, dispose of assets, and enter into consolidations, mergers and transfers of all or substantially all of its assets. The Amended Credit Agreement will also contain a covenant requiring either a minimum operating cash flow coverage ratio or minimum liquidity as of the last day of each fiscal quarter. However, the Amended Credit Agreement does not contain any other financial maintenance covenants. Such maintenance covenants related to minimum net worth, maximum leverage, and maximum inventory levels, which were contained in the Seventh Amended and Restated Credit Agreement prior to the Amendment, were removed. The Amended Credit Agreement contains customary events of default which are substantially similar to those contained in the Seventh Amended and Restated Credit Agreement and which would permit the lenders to accelerate the loans if not cured within applicable grace periods, including the failure to make timely payments under the Amended Credit Agreement or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

Each of the Company’s subsidiaries, except for its financial services subsidiaries, joint ventures and certain of the Company’s title insurance subsidiaries, is a guarantor under the Amended Credit Agreement. Borrowings under the Amended Credit Agreement may be used for general corporate purposes and working capital. All obligations under the Amended Credit Agreement, and the guarantees of those obligations, will be secured, subject to permitted liens and other exceptions, by a first-priority lien on substantially all of the assets owned by the Company, K. Hovnanian and the guarantors.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On May 16, 2008, K. Hovnanian, the Company and certain of the Company’s subsidiaries entered into a Purchase Agreement (the “Purchase Agreement”), with Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), with respect to the offer and sale by K. Hovnanian and the purchase by the Initial Purchasers in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933 of $600,000,000 aggregate principal amount of 11½% Senior Secured Notes due 2013 (the “Notes”) guaranteed by the Company and certain of its subsidiaries (the “Notes Offering”). The Notes and the guarantees will be secured by a second-priority lien on substantially all of K. Hovnanian’s, the Company’s and the other guarantors’ assets to the extent such assets secure obligations under the Amended Credit Agreement described under Item 1.01 above, subject to certain exceptions.

The Purchase Agreement relating to the Notes Offering is filed herewith as Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1

Purchase Agreement, dated May 16, 2008, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. (“Hovnanian”), certain subsidiaries of Hovnanian and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

Date: May 22, 2008

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 1.1

Purchase Agreement, dated May 16, 2008, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. (“Hovnanian”), certain subsidiaries of Hovnanian and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several initial purchasers named therein.